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Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Teletouch Communications, Inc. for the registration of 600,000 shares of its common stock and to the incorporation by reference therein of our report dated August 11, 2000, with respect to the consolidated financial statements of Teletouch Communications, Inc. included in its Annual Report (Form 10-K) for the year ended May 31, 2000, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

Dallas, Texas

May 2, 2001